EXHIBIT 10.7

KEITH WONG

October 15, 2019

Board of Directors

Live Inc.

315 Montgomery Street, 9th Floor

San Francisco, CA 94104

Re: Outstanding Indebtedness

Live Inc. (“Company”)

To Whom It May Concern:

This letter confirms that I will not demand payment, in whole or in part, of the outstanding indebtedness owed to me by the Company until the earlier of (i) December 31, 2020 or (ii) the Company receives the sum of $2,000,000 in funding from a public or private offering of its securities.

As of June 30, 2019, the amount due the undersigned by the Company is $360,000.

Sincerely,

/s/ Keith Wong

Keith Wong